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                                                                 EXHIBIT 23.4


            CONSENT OF WOODARD, EMHARDT, NAUGHTON, MORIARTY & MCNETT

     We hereby consent to the references to us under the headings "Risk Factors--Infringement claims could adversely affect us" or elsewhere in the Registration Statement on Form S-1 (Registration No. 333-79509) relating to the Initial Public Offering of common stock of Interactive Intelligence, Inc.

Dated:  July 12, 1999

                                           WOODARD, EMHARDT, NAUGHTON,
                                           MORIARTY & MCNETT

                                           /s/ Thomas Q. Henry
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